UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
November 9, 2005

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 2.02. Results of Operations and Financial Condition.

        Certain portions of our press release dated November 9, 2005, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 2.02. They are as follows:

        The introductory sentence, and the 1st, 2nd and 3rd paragraphs, all relating to income and expense for the third quarter and first nine months of fiscal year ending December 31, 2005

  The 7th paragraph relating to balance sheet items

  The 12th paragraph relating to the conference call to be held on November 10, 2005

  The consolidated statements of income and consolidated balance sheets

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 2.02 in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 7.01. Regulation FD Disclosure.

        Certain portions of our press release dated November 9, 2005, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are furnished pursuant to this Item 7.01 and Regulation FD. They are as follows:

  The 5th paragraph relating to new product launches for 2006

  Certain portions of the 6th paragraph relating to anticipated expenses, the existing Gap product line, and anticipated 2006 guidance

  The 9th paragraph relating to 2005 guidance

  The 13th-15th paragraphs relating to forward looking information

  The balance of such press release not otherwise incorporated by reference in Item 2.02 or 8.01.

        In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to this Item 7.01 and Regulation FD in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

        The 11th paragraph of our press release dated November 9, 2005 relating to payment of quarterly dividends is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated November 9, 2005 is furnished.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: November 9, 2005

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President